Lithia Motors Reports First Quarter 2010 Results; Exceeds Guidance, Raises Full Year Estimate

MEDFORD, OR -- (Marketwire - April 27, 2010) - Lithia Motors, Inc. (NYSE: LAD) today reported 2010 adjusted first quarter earnings of $0.09 per diluted share. This compares to a 2009 adjusted first quarter net loss from continuing operations of $(0.01) per diluted share, and includes approximately 5.3 million additional shares in 2010 compared to 2009 due mainly to our recent equity offering. As shown in the attached reconciliation table, the 2010 adjusted results exclude non-core charges of $0.04 per share on asset impairments and expenses related to reserves offset by gains on disposal of assets, while the 2009 adjusted results from continuing operations exclude non-core charges of $0.03 per share on asset impairments offset by a one-time gain related to debt extinguishment. Unadjusted, net income from continuing operations was $1.3 million, or $0.05 per diluted share, for the quarter ended March 31, 2010, compared to a net loss from continuing operations of $(0.8) million, or $(0.04) per diluted share for the first quarter of 2009.

First quarter 2010 revenue totaled $463 million, compared to $409 million in the year-ago period, an increase of 13.4%, driven primarily by higher used vehicle sales. Same store new vehicle sales increased 11.5% compared to the prior year. Excluding the impact of Chrysler sales, same store new vehicle sales increased 25.3%. Same store used vehicle retail sales increased 22.4% when compared to the prior year. Service, body and parts same store sales declined 6.0% compared to the prior year.

Sid DeBoer, Lithia's Chairman and CEO, commented, "Strong retail vehicle sales in March, coupled with our disciplined cost controls generated solid EPS growth over the prior year. This improvement was achieved including approximately 25% more shares outstanding."

Balance Sheet Update

Lithia ended the period with $90.8 million in immediately available funds, including $11.4 million in cash, $47.2 million in availability on its revolving credit facility, and $32.2 million in unfinanced new vehicle inventory. At March 31, 2010, Lithia was in compliance with all debt covenants, and has no mortgage maturities until January 2011.

Operational Update

Due to recent events, Lithia is also announcing the reclassification of two stores from discontinued operations to continuing operations in the first quarter. The effects of the reclassification are included in the financial results above on a comparative basis for all periods presented.

"With these reclassifications, we no longer have any operating stores classified within discontinued operations. The right-sizing initiative we began in 2008 is nearly completed," said DeBoer. "We continue to seek accretive acquisitions to achieve our diversification strategy and believe our patience will be rewarded," he concluded.

Increased Outlook for 2010

Lithia is providing 2010 second quarter earnings guidance within a range of $0.19 to $0.21 per diluted share. Full-year 2010 earnings guidance has been increased and is projected within a range of $0.63 to $0.69 per diluted share. Both projections are based on the following revised assumptions:

--  Total revenues in range of $1.90 to $1.95 billion
--  New vehicle same store sales increasing 5.9%
--  New vehicle gross margin from 8.3% to 8.5%
--  Used vehicle same store sales increasing 11.2%
--  Used vehicle gross margin from 14.2% to 14.5%
--  Service body and parts same store sales decreasing 3.0%
--  Service body and parts gross margin from 47.8% to 48.1%
--  Finance and insurance gross profit of $955 per unit
--  Tax rate of 38.5%
--  Estimated average diluted shares outstanding of 26.2 million
--  Capital expenditures of approximately $2.7 million
--  Chrysler market share consistent with full year 2009 levels
--  Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

First Quarter Earnings Conference Call

The first quarter conference call may be accessed at 2:00 p.m. Pacific Time today by telephone at (800) 254-5933 Conference ID: 68515213 or via the internet (audio webcast) at www.lithia.com by clicking on "Investor Relations." A playback of the conference call will be available after 5 p.m. Pacific Time April 27th, 2010 through May 11, 2010 by calling (800) 642-1687 access code: 68515213 and via the internet at www.lithia.com.

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 26 brands of new and all brands of used vehicles at 85 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the Investor Relations Department at (541) 776-6591 or visit www.lithia.com and click on "Investor Relations."

Sites
www.lithia.com
www.lithiacares.com
www.lithiajobs.com

Lithia Motors on Facebook
http://www.facebook.com/profile.php?id=1270221622&ref=ts

Lithia Life on Facebook
http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

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Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding second quarter and full year 2010 results and our belief we can find accretive diversifying acquisition opportunities. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will." These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Non-GAAP Financial Measures

The attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and diluted earnings per share from continuing operations, cash flow from operations adjusted to include the change in non-trade floorplan debt, adjusted to exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations.

LITHIA MOTORS, INC.
(In thousands except per share data)
Unaudited                     Three Months Ended
                                  March 31,
                            ----------------------  Increase   % Increase
                               2010        2009     (Decrease)  (Decrease)
                            ----------  ----------  ----------  ---------
New vehicle sales           $  217,447  $  194,318  $   23,129       11.9%
Used vehicle sales             160,688     126,230      34,458       27.3
Finance and insurance           14,740      13,646       1,094        8.0
Service, body and parts         69,696      73,878      (4,182)      (5.7)
Fleet and other revenues           806         573         233       40.7
                            ----------  ----------  ----------  ---------
Total revenues                 463,377     408,645      54,732       13.4

                            ----------  ----------  ----------  ---------
Cost of sales                  376,763     328,683      48,080       14.6
                            ----------  ----------  ----------  ---------
Gross profit                    86,614      79,962       6,652        8.3
Asset impairment charges         1,491       1,653        (162)      (9.8)
SG&A expense                    71,881      69,832       2,049        2.9
Depreciation and
 amortization                    4,751       4,114         637       15.5
                            ----------  ----------  ----------  ---------
Income from operations           8,491       4,363       4,128       94.6

Floorplan interest expense      (2,783)     (2,929)       (146)      (5.0)
Other interest expense          (3,588)     (3,987)       (399)     (10.0)
Other income, net                   66       1,165      (1,099)     (94.4)
                            ----------  ----------  ----------  ---------
Income (loss) from
 continuing operations
 before income taxes             2,186      (1,388)      3,574         NM

Income tax expense
 (benefit)                         844        (615)      1,459         NM
Income tax rate                   38.6%       44.3%
                            ----------  ----------  ----------  ---------
Income (loss) from
 continuing operations           1,342        (773)      2,115         NM %

Income (loss) from
 discontinued operations,
 net of income tax                 (75)      2,102      (2,177)        NM
                            ----------  ----------  ----------  ---------
Net income                  $    1,267  $    1,329         (62)      (4.7)%
                            ==========  ==========  ==========  =========

Diluted net income (loss)
 per share:
Continuing operations       $     0.05  $    (0.04) $     0.09         NM %
Discontinued operations              -        0.10       (0.10)    (100.0)
                            ----------  ----------  ----------  ---------
Net income per share        $     0.05  $     0.06  $    (0.01)     (16.7)
                            ==========  ==========  ==========  =========
Diluted shares outstanding      26,019      20,750       5,269       25.4%

NM - not meaningful

LITHIA MOTORS, INC.
(Continuing operations)
 Unaudited                     Three Months Ended
                                    March 31,
                            ----------------------  Increase   % Increase
                               2010        2009     (Decrease)   Decrease
                            ----------  ----------  ----------  ----------
Unit sales:
New vehicle                      6,946       6,460         486         7.5%
Used  - retail vehicle           8,281       7,156       1,125        15.7
Used  - wholesale                3,320       3,196         124         3.9
Total units sold                18,547      16,812       1,735        10.3

Average selling price:
New vehicle                 $   31,305  $   30,080  $    1,225         4.1%
Used  - retail vehicle          16,536      15,316       1,220         8.0
Used  - wholesale                7,154       5,203       1,951        37.5

Gross margin/profit data
New vehicle retail                 8.5%        8.7%   (20) bps
Used vehicle retail               13.7%       12.5%    120 bps
Used vehicle wholesale             1.6%        2.1%   (50) bps
Service, body & parts             48.7%       47.5%    120 bps
Finance & insurance              100.0%      100.0%          -
Gross profit margin               18.7%       19.6%   (90) bps
New retail gross
 profit/unit                $    2,668  $    2,608  $       60
Used retail gross
 profit/unit                     2,258       1,913         345
Used wholesale gross
 profit/unit                       112         110           2
Finance & insurance/retail
 unit                              968       1,002         (34)

Revenue mix:
New vehicles                      46.9%       47.6%
Used retail vehicles              29.6%       26.8%
Used wholesale vehicles            5.1%        4.1%
Finance and insurance, net         3.2%        3.3%
Service and parts                 15.0%       18.1%
Fleet and other                    0.2%        0.1%

LITHIA MOTORS, INC.
(Continuing operations)                              Three Months Ended
 Unaudited                                               March 31,
                                                  ------------------------
                                                      2010         2009
                                                  -----------  -----------
New vehicle unit sales brand mix:
Chrysler Brands                                          26.7%        36.2%
General Motors                                           16.1%        14.4%
Toyota                                                   14.6%        14.3%
Honda                                                     8.3%         7.9%
Hyundai                                                   6.3%         4.4%
Subaru                                                    5.9%         4.6%
Ford                                                      5.5%         4.8%
BMW                                                       5.5%         4.9%
Nissan                                                    3.9%         3.2%
Volkswagen, Audi                                          3.3%         3.1%
Kia                                                       2.1%           -%
Mercedes                                                  1.0%         1.1%
Other                                                     0.8%         1.1%

(Selected Same Store Data)
Unaudited                                            Three Months Ended
                                                          March 31,
                                                  ------------------------
                                                      2010         2009
                                                       vs.          vs.
                                                      2009         2008
                                                  -----------  -----------
Same store revenue:
New vehicle retail sales                                11.5%      (39.0)%
    Chrysler Brands                                    (13.0)%      (38.6)%
    General Motors                                      19.1%      (47.4)%
    Toyota                                              16.1%      (43.2)%
    All other brands                                    31.5%      (32.6)%
Used vehicle retail sales                               22.4%      (12.7)%
Used wholesale sales                                    41.9%      (47.8)%
Total vehicle sales (excluding fleet)                   16.8%      (32.6)%
Finance & insurance sales                               (0.4)%      (32.6)%
Service, body and parts sales                           (6.0)%       (5.2)%
Total sales (excluding fleet)                           12.1%      (28.9)%
Total  gross profit (excluding fleet)                    7.2%      (16.9)%

LITHIA MOTORS, INC.
Condensed balance sheet (dollars in thousands)
Unaudited

                                         March 31, 2010  December 31, 2009
                                        ----------------  ----------------
Cash & cash equivalents                 $         11,421  $         12,776
Trade receivables*                                60,681            52,097
Inventory                                        360,025           328,726
Assets held for sale                               2,202            11,693
Other current assets                              10,305            12,771
                                        ----------------  ----------------
Total current assets                             444,634           418,063

Real estate, net                                 323,194           326,625
Equipment & other, net                            56,975            59,429
Other assets                                      96,697            90,983
                                        ----------------  ----------------
Total assets                            $        921,500  $        895,100
                                        ================  ================

Flooring notes payable                  $        236,923  $        210,488
Liabilities related to assets held for
 sale                                              2,140             5,050
Current maturities of Line of Credit                   -            24,000
Other current liabilities                        105,760            81,639
                                        ----------------  ----------------
Total current liabilities                        344,823           321,177

Real estate debt                                 231,285           230,265
Other long-term debt                               2,763             2,800
Other liabilities                                 34,151            33,820
                                        ----------------  ----------------
Total liabilities                       $        613,022  $        588,062
                                        ----------------  ----------------

Shareholders' equity                             308,478           307,038

                                        ----------------  ----------------
Total liabilities & shareholders'
 equity                                 $        921,500  $        895,100
                                        ================  ================

*Note:  Includes contracts-in-transit of $26,046 and $21,940 for 2010 and
 2009, respectively

Other information
Lt debt/total cap (excludes real
 estate)                                               1%                1%
Book value per share                    $          11.92  $          11.90

Debt covenant ratios
                                                           As of March 31,
                                          Requirement           2010
                                        ----------------  ----------------
Minimum tangible net worth                 Not less than  $  264.5 million
                                            $200 million
Vehicle equity                             Not less than  $  141.0 million
                                             $45 million
Fixed charge coverage ratio                Not less than         1.25 to 1
                                               1.15 to 1
Liabilities to tangible net worth ratio    Not more than         2.32 to 1
                                               4.00 to 1

The following table reconciles reported GAAP income (loss) per the income statement to non-GAAP income (loss):

Unaudited                                Three Months Ended March 31,
                                       Net Income /      Diluted earnings
                                          (Loss)            per share
                                    ------------------  ------------------
Continuing Operations                 2010      2009      2010      2009
                                    --------  --------  --------- --------
As reported                         $  1,342  $   (773) $    0.05 $  (0.04)
    Impairments and disposal gain        731     1,147       0.03     0.06
    Reserve adjustments                  160         -       0.01        -
    Gain on extinguishment of debt         -      (607)         -    (0.03)
                                    --------  --------  --------- --------
Adjusted                            $  2,233  $   (233) $    0.09 $  (0.01)

Discontinued Operations
As reported                         $    (75) $  2,102  $       - $   0.10
    Impairments and disposal
     (gain) loss                          10    (3,469)         -    (0.17)
                                    --------  --------  --------- --------
Adjusted                            $    (65) $ (1,367) $       - $  (0.07)

Consolidated Operations
As reported                         $  1,267  $  1,329  $    0.05 $   0.06
Adjusted                            $  2,168  $ (1,600) $    0.09 $  (0.08)

The following table reconciles GAAP cash flows from operations per the statement of cash flows to non-GAAP cash flows from operations:

Consolidated Statement of Cash Flows
Unaudited

                                             Three Months Ended March 31,
                                                 2010            2009
                                            --------------  --------------
As reported
    Cash flows from operations              $      (10,449) $       15,726
    Flooring notes payable: non-trade               20,615         (16,111)
                                            --------------  --------------
Adjusted                                    $       10,166  $         (385)

                                                 2010            2009
                                            --------------  --------------
As reported
    Cash flows from financing               $        7,318  $      (25,644)
    Flooring notes payable: non-trade              (20,615)         16,111
                                            --------------  --------------
Adjusted                                    $      (13,297) $       (9,533)

Lithia Motors
Investor Relations
(541) 776-6591
www.lithia.com